UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2025

Vivid Seats Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40926	86-3355184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 E. Washington Street Suite 900
Chicago, Illinois		60602
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 312 291-9966

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SEAT	The Nasdaq Stock Market LLC
Warrants to purchase one share of Class A common stock	SEATW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Vivid Seats Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) on July 21, 2025. The voting results for the matters voted on at the Special Meeting (each as further described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on July 11, 2025) are set forth below.

Proposal No. 1. A proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect, at the option of the Company’s Board of Directors (the “Board”), a reverse stock split of the Company’s Class A and Class B common stock, par value $0.0001 per share, at a ratio in the range of 1-for-5 to 1-for-30, inclusive, with such ratio to be determined by the Board prior to the effectiveness of such amendment and be publicly announced by the Company, was approved based on the following votes:

For	Against	Abstain
154,456,368	6,537,360	24,290

Proposal No. 2. A proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient votes to approve Proposal No. 1 was approved based on the following votes:

For	Against	Abstain
153,614,941	7,377,458	25,619

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vivid Seats Inc.

Date:	July 25, 2025	By:	/s/ Emily Epstein
Emily Epstein General Counsel